                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-63818, 33-60735, 333-16293, 333-62803, 333-27663 and
333-40610) pertaining to the Cohu, Inc. 1992, 1994, 1996 and 1998 Stock Option Plans, 1996 Outside Directors Stock Option Plan and 1997 Employee Stock Purchase Plan of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of Cohu, Inc. included in this Annual Report (Form 10-K) of Cohu, Inc. for the year ended December 31, 2000.



                                       /s/ ERNST & YOUNG LLP


San Diego, California
March 8, 2001